NOTICE:  CONSULT YOUR TAX ADVISOR PRIOR TO REQUESTING  THIS BENEFIT.  RECEIPT OF
BENEFITS  UNDER THIS  ENDORSEMENT  MAY BE SUBJECT TO AN IRS 10%  PENALTY TAX IN
ADDITION TO ANY INCOME TAX THAT MAY BE DUE.

          WAIVER OF WITHDRAWAL CHARGE FOR TERMINAL ILLNESS ENDORSEMENT

ENDORSEMENT

This  endorsement  is  attached  to and made part of this  Contract/Policy  (the
"Policy") as of: (1) its Issue Date; or (2) if later,  the date shown below. The
Policy is changed by adding the following:

WAIVER OF WITHDRAWAL CHARGES

Security Benefit Life Insurance Company ("SBL") will waive the Withdrawal Charge on any full or partial  Withdrawal  of Contract  Value/Policy  Value if: (1) the
Owner has been diagnosed with a "terminal illness" by a licensed physician;  (2)
such illness was first  diagnosed  after the Issue Date of this Policy;  and (3)
the request to withdraw is received  along with (a) a properly  completed  claim form  acceptable  to SBL; and (b) a written  statement  by a licensed  physician certifying  that the Owner has been  diagnosed  with a terminal  illness and the date that such diagnosis was first made.

SBL reserves the right to have the Owner examined by a physician of SBL's choice and at SBL's  expense to  determine  if the Owner is eligible  for waiver of the
Withdrawal  Charge. SBL reserves the right to require the claim form and written statement described in 3(a) and (b) above with each request to withdraw.

DEFINITIONS

A "terminal illness" is an incurable  condition that with a reasonable degree of medical  certainty  will  result in death  within one year from the date of the physician's  statement.  A "licensed  physician" is a medical doctor licensed in the United States who is: (1) practicing  within the scope of that license;  and
(2) is not the Owner, Annuitant or a person related thereto.

                                        SECURITY BENEFIT LIFE INSURANCE COMPANY

                                                     ROGER K. VIOLA
                                                       Secretary

------------------------------
  Endorsement Effective Date
  (If Other Than Issue Date)

V6051 TI(3-96)                                                          SP 60511